UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2015

EDGEWATER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20971	71-0788538
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 Harvard Mill Square, Suite 210

Wakefield, Massachusetts 01880

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 246-3343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Edgewater Technology-Zero2Ten, Inc. (“Edgewater Technology-Zero2Ten”), a wholly owned subsidiary of Edgewater Technology, Inc. (“Edgewater” or the “Company”), entered into an Asset Purchase Agreement, dated as of March 13, 2015 (the “Purchase Agreement”), by and among Edgewater Technology-Zero2Ten, Zero 2 Ten, Inc., a Georgia corporation (“Zero2Ten”), Zero2Ten EMEA Limited, a wholly owned subsidiary of Zero2Ten organized under the laws of England and Wales (“Zero2Ten EMEA”), and Paul A. Colella, Ryan Casey, David T. Kohar and Adam Spurr. The Purchase Agreement provides for the acquisition of substantially all of the assets of Zero2Ten, including the outstanding shares of Zero2Ten EMEA held by Zero2Ten, and the assumption of certain liabilities (the “Acquisition”). The Acquisition was consummated on March 13, 2015.

The Company paid Zero2Ten upfront cash consideration of approximately $5.0 million, subject to a net working capital adjustment. In addition, Edgewater Technology-Zero2Ten and Zero2Ten entered into an Earnout Agreement, dated as of March 13, 2015 (the “Earnout Agreement”), pursuant to which Zero2Ten may receive additional contingent earnout consideration based upon the achievement of certain performance measures over a two-year period (the “Earnout Period”). The maximum amount of contingent earnout consideration to be earned during the Earnout Period is capped at approximately $8.6 million. Edgewater has guaranteed the payment of any earnout consideration earned by Zero2Ten.

The Acquisition will be accounted for as an asset purchase. The approximately $5.0 million in upfront cash consideration was funded from Edgewater’s working capital. The terms of the Acquisition were determined on the basis of arm’s-length negotiations.

Headquartered in Alpharetta, Georgia, Zero2Ten is a leading Microsoft Dynamics CRM Partner with over 800 clients worldwide. Zero2Ten has combined a unique customer engagement lifecycle with a rapid deployment methodology featuring a structured adoption and continual learning offering for its customers. Zero2Ten focuses on manufacturers and offers several options, including strategic intellectual property (IP) offerings and hosted services and licenses, to help customers mitigate the risks often associated with typical CRM projects.

On March 16, 2015, the Company issued a press release regarding the matters described in this Current Report on Form 8-K. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The foregoing descriptions of the Purchase Agreement and the Earnout Agreement do not purport to be complete and are qualified in their entirety by reference to the complete texts of the Purchase Agreement and Earnout Agreement, which are filed as Exhibits 2.1 and 2.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The Purchase Agreement contains customary representations, warranties, covenants and other terms, provisions and conditions that the parties to such agreement made to each other as of specific dates. The assertions embodied in those terms, provisions and conditions were made solely for purposes of the Purchase Agreement, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Purchase Agreement. Moreover, they may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders or may have been used for the purpose of allocating risk among the parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on such representations, warranties, covenants or other terms, provisions or conditions as statements of factual information at the time they were made or otherwise.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information set forth in Item 1.01 of this Current Report on Form 8-K, including Exhibits 2.1, 2.2 and 99.1 to this Current Report on Form 8-K, is incorporated herein by reference. The Company has determined that it is not required to file historical financial statements of Zero2Ten or pro forma financial information relating to the Acquisition.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired.

No financial statements relating to the acquisition of Zero2Ten are required pursuant to Rule 3-05 of Regulation S-X.

(b)	Pro forma financial information.

No pro forma financial information relating to the acquisition of Zero2Ten is required pursuant to Article 11 of Regulation S-X.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

2.1	Asset Purchase Agreement, dated as of March 13, 2015, by and among Edgewater Technology-Zero2Ten, Inc., Zero 2 Ten, Inc., Zero2Ten EMEA Limited, and Paul A. Colella, Ryan Casey, David T. Kohar and Adam Spurr*

2.2	Earnout Agreement, dated as of March 13, 2015, by and among Edgewater Technology-Zero2Ten, Inc. and Zero 2 Ten, Inc.

99.1	Edgewater Technology, Inc. Press Release dated March 16, 2015

*	All Exhibits and Schedules have been omitted from the filed copy of this agreement. The registrant will furnish, supplementally, a copy of such Exhibits and Schedules to the Securities and Exchange Commission upon request.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2015

EDGEWATER TECHNOLOGY, INC.

By:	/s/ Timothy R. Oakes
Name:	Timothy R. Oakes
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit Index

Exhibit Number	Description of Exhibit

2.1	Asset Purchase Agreement, dated as of March 13, 2015, by and among Edgewater Technology-Zero2Ten, Inc., Zero 2 Ten, Inc., Zero2Ten EMEA Limited, and Paul A. Colella, Ryan Casey, David T. Kohar and Adam Spurr*

2.2	Earnout Agreement, dated as of March 13, 2015, by and among Edgewater Technology-Zero2Ten, Inc. and Zero 2 Ten, Inc.

99.1	Edgewater Technology, Inc. Press Release dated March 16, 2015

*	All Exhibits and Schedules have been omitted from the filed copy of this agreement. The registrant will furnish, supplementally, a copy of such Exhibits and Schedules to the Securities and Exchange Commission upon request.